                                                                   EXHIBIT 10.32



                                AGREEMENT RE eFOX

                                  BY AND AMONG

                            EPS SOLUTIONS CORPORATION

                                     "BUYER"

                     ENTERPRISE PROFIT SOLUTIONS CORPORATION

                                      "EPS"

                                eFOX CORPORATION

                                    "COMPANY"

                                       AND

                            THE MEMBERS NAMED HEREIN

                                    "MEMBERS"

                                 MARCH 19, 1999

                                TABLE OF CONTENTS

1.  Purchase of Membership Interests.............................................1

2.  Option.......................................................................1

        2.1.  RIGHT TO PURCHASE..................................................1

        2.2.  EXERCISE PROCEDURE.................................................2

        2.3.  EXERCISE PRICE.....................................................2

        2.4.  MATERIAL INFORMATION...............................................2

        2.5. NO INTERFERENCE WITH OPTION.........................................2

3.  Representations and Warranties of the Company and the Members................2

        3.1.  ORGANIZATION AND GOOD STANDING.....................................3

        3.2.  OWNERSHIP OF MEMBERSHIP INTERESTS..................................3

        3.3.  AUTHORIZATION OF AGREEMENT.........................................4

        3.4.  TITLE TO ASSETS....................................................4

        3.5.  CERTAIN PROPERTY OF THE COMPANY....................................4

        3.6.  YEAR 2000 COMPLIANCE...............................................6

        3.7.  NO CONFLICT OR VIOLATION...........................................7

        3.8.  CONSENTS...........................................................7

        3.9.  LABOR AND EMPLOYMENT MATTERS.......................................7

        3.10.  EMPLOYEE PLANS....................................................8

        3.11.  LITIGATION........................................................8

        3.12.  CERTAIN AGREEMENTS................................................9

        3.13.  COMPLIANCE WITH APPLICABLE LAW....................................9

        3.14.  LICENSES.........................................................10

        3.15.  INTERCOMPANY AND AFFILIATE TRANSACTIONS; INSIDER INTERESTS.......10


        3.16. LIABILITIES.......................................................11

        3.17. TAXES.............................................................11

        3.18. BROKERS...........................................................12

        3.19. ACKNOWLEDGMENT RE DELOITTE & TOUCHE LLP...........................12

4.  Representations and Warranties of Buyer.....................................12

        4.1.  ORGANIZATION AND CORPORATE AUTHORITY..............................12

        4.2.  NOTES.............................................................12

        4.3.  NO CONFLICT OR VIOLATION..........................................12

        4.4.  PURCHASE FOR INVESTMENT...........................................13

        4.5.  INVESTIGATION BY BUYER............................................13

5.  Certain Understandings and Agreements of the Parties........................13

        5.1.  ACCESS............................................................13

        5.2.  CONFIDENTIALITY...................................................13

        5.3.  CERTAIN CHANGES AND CONDUCT OF BUSINESS...........................14

        5.4.  RESTRICTIVE COVENANTS.............................................16

        5.5.  MEMBER RESTRICTIONS...............................................19

        5.6.  NOTICE OF BREACH..................................................19

        5.7.  FINANCIALS........................................................19

        5.8.  CONTINUANCE OF EXISTING INDEMNIFICATION RIGHTS....................19

        5.9.  TAX MATTERS.......................................................20

        5.10. TAKE-ALONG AND TAG-ALONG RIGHTS...................................22

        5.11. BUSINESS PLAN.....................................................23

        5.12. FINANCING OF THE COMPANY..........................................23

        5.13. EMPLOYEES.........................................................24

        5.14. USE OF SERVICES...................................................25

6.  Survival; Indemnification...................................................25

        6.1.  SURVIVAL..........................................................25

        6.2.  INDEMNIFICATION BY THE MEMBERS....................................26

        6.3.  INDEMNIFICATION BY BUYER..........................................26

        6.4.  INDEMNIFICATION PROCEDURE.........................................26

        6.5.  PAYMENT...........................................................28

        6.6.  LIMITATIONS.......................................................29

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
7.  Miscellaneous...............................................................29

        7.1.  NOTICES...........................................................29

        7.2.  ASSIGNABILITY AND PARTIES IN INTEREST.............................30

        7.3.  GOVERNING LAW.....................................................30

        7.4.  COUNTERPARTS......................................................30

        7.5.  COMPLETE AGREEMENT................................................30

        7.6.  MODIFICATIONS, AMENDMENTS AND WAIVERS.............................30

        7.7.  HEADINGS; REFERENCES..............................................31

        7.8.  SEVERABILITY......................................................31

        7.9.  INVESTIGATION.....................................................31

        7.10.  EXPENSES OF TRANSACTIONS.........................................31

        7.11.  ARBITRATION......................................................31

        7.12.  SUBMISSION TO JURISDICTION.......................................33

        7.13.  ATTORNEYS' FEES..................................................33

        7.14.  ENFORCEMENT OF THE AGREEMENT.....................................34

EXHIBITS

A.      Form of Promissory Note
B.      Form of Subordination Agreement
C.      Form of Assignment Agreement
D.      Form of Employment Offer Letter
E.      Form of Restricted Stock Purchase Agreement

SCHEDULES
3.5(a)     Real Property
3.5(b)     Personal Property
3.5(c)     Proprietary Rights
3.8        Consents
3.9        Employees
3.12       Contracts
3.14       Licenses
3.16       Liabilities
3.17(b)    Tax Returns
3.18       Brokers
5.13       eFox Employees

                                AGREEMENT RE eFOX

        THIS AGREEMENT RE eFOX (this "AGREEMENT") is made and entered into as of March 19, 1999 by and among eFox, LLC, a Delaware limited liability Company, (the "COMPANY"), the members of the Company listed on the signature page hereof (each such individual a "MEMBER," and collectively, the "MEMBERS"), James F. Holden, acting for and on behalf of the Members as their representative pursuant to Section 5.5 (the "MEMBER REPRESENTATIVE"), EPS Solutions Corporation, a Delaware corporation ("BUYER"), and Enterprise Profit Solutions Corporation, a Delaware corporation and the wholly owned subsidiary of Buyer ("EPS").

        A. The Company is engaged in the business of developing and marketing web-enabled sales effectiveness applications on the Internet and on a company's intranet or extranet, including artificial intelligence-driven sales coaching applications, Just In Time sales training modules and database-oriented sales performance tools. (the "BUSINESS").

        B. The Members each own fifty percent (50%) of the membership interests of the Company, constituting all of the issued and outstanding membership interests in the Company.

        C. The Members desire to sell to Buyer certain membership interests in the Company and to grant to Buyer an option to acquire all of the remaining issued and outstanding membership interests in the Company on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. PURCHASE OF MEMBERSHIP INTERESTS. Concurrently with execution and delivery by Buyer and the Members of this Agreement, (i) Buyer is purchasing from each of the Members 19.9% of his or her membership interests in the Company (the "INITIAL INTERESTS") in exchange for $200,000, paid in the form of a promissory note of Buyer (the "INITIAL NOTE") in the form of Exhibit A, and (ii) the Members are entering into a Subordination Agreement in the form of Exhibit B (the "SUBORDINATION AGREEMENT") related to their rights to payment under the Initial Note and any promissory note delivered by Buyer upon exercise of the Option (as defined in Section 2.1) pursuant to Section 2.3(a). The Members hereby acknowledge receipt from Buyer of the Initial Note and Buyer hereby acknowledges receipt from the Members of the Subordination Agreement and an Assignment Agreement, in the form attached hereto as Exhibit C, transferring the Initial Interests to Buyer free of any liens or restrictions. In addition, Buyer acknowledges receipt of an opinion of counsel to the Company, and the Company acknowledges receipt of an opinion of counsel to Buyer, as to the enforceability of this Agreement and the Subordination Agreement.

2.      OPTION.

        2.1. RIGHT TO PURCHASE The Members hereby grant to Buyer an exclusive, irrevocable option (the "OPTION") to purchase all of the membership interests in the Company that may be issued and outstanding on the date of exercise of the Option, together with any options or other securities or rights to acquire membership interests in the Company and any other equity or voting rights in the Company outstanding on such date (collectively, the "OUTSTANDING SECURITIES"), for the Exercise Price described in Section 2.3. The Option may be exercised at any time in Buyer's discretion, in one single transaction for all the Outstanding Securities, at any time from the date hereof until 5:00 p.m. on March 31, 2004 (the "OPTION PERIOD"). Buyer may, in its discretion, by written notice to the Company, terminate the Option Period and Buyer's right to exercise the Option before 5:00 p.m. on March 31, 2004.

        2.2. EXERCISE PROCEDURE. Buyer shall exercise the Option, if at all, by delivering a written notice of exercise to the Member Representative together with the Exercise Price. Promptly (but no later than three days) after receipt by the Member Representative of the exercise notice and the Exercise Price, the Members shall deliver to Buyer certificates representing the Outstanding Securities, if any, duly endorsed for transfer to Buyer or an assignment of membership interests duly endorsed, and sufficient to transfer full right, title and interest in the Outstanding Securities to Buyer, free of any liens or encumbrances.

        2.3. EXERCISE PRICE. The "EXERCISE PRICE" payable by Buyer upon exercise of the Option shall be $800,000, payable (a) by bank check or by promissory note in the form of Exhibit A, in Buyer's discretion, if, at the time of exercise, the Initial Note has not become due and payable in full according to its terms, or (b) by wire transfer of immediately available funds to an account specified in writing by the Members if, at the time of exercise, the Initial Note has become due and payable in full according to its terms.

        2.4 MATERIAL INFORMATION. If in connection with or within thirty (30) days after Exercise (as defined below) Buyer becomes aware of any material information related to the Company not disclosed to Buyer in writing before Buyer's delivery of the notice of exercise, Buyer will have ten days from receipt of such information to rescind the exercise, and if Buyer rescinds the exercise, the Option will be deemed not to have been exercised and will remain exercisable for the duration of the Option Period. Buyer will be entitled in connection with exercise of the Option to rely upon any information provided by the Company or the Members. The date of exercise of the Option, if such exercise is not rescinded by Buyer, is referred to herein as the "EXERCISE DATE") and the exercise of the Option may be referred to herein as the "EXERCISE."

        2.5 NO INTERFERENCE WITH OPTION. During the Option Period, no Member may
(a) transfer any membership interest or other securities of or equity interest in the Company, or any interest therein, or agree to any such transfer, or (b) engage in any of the activities described in Section 5.4(a), (b), (c). or (d).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS.

        Each representation and warranty contained in this Article 3 is qualified by the disclosures made in the disclosure schedule attached hereto. This Article 3 and the disclosure schedule shall be read together as an integrated provision. The Company and the Members, jointly and severally, represent and warrant to Buyer that:

        3.1. ORGANIZATION AND GOOD STANDING. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the Business as it is now being conducted, and to own, lease or operate its assets and properties. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on or change in the Business or the financial condition or results of operation of the Company, other than any such change or effect attributable to or resulting from (i) changes in conditions (economic or otherwise) generally applicable to the industries in which the Company operates the Business, or general economic conditions globally, in the United States or in the regions thereof in which the Company operates the Business, or (ii) any change in laws, rules or regulations of general applicability relating to or affecting the industries in which the Company operates the Business or interpretations of such laws, rules or regulations by any Governmental Entity. Complete and accurate copies of the charter documents of the Company, with all amendments thereto to the date hereof, and the bylaws as presently in effect, have been furnished to Buyer or its representatives.

        3.2. OWNERSHIP OF MEMBERSHIP INTERESTS.

        (a) The Members each own fifty percent (50%) of the membership interests of the Company, constituting all of the issued and outstanding membership interests in the Company (the "CURRENT Interests").

        (b) The Current Interests constitute all of the issued and outstanding membership interests in the Company and are validly issued and outstanding, fully paid and non-assessable. Neither the Members nor the Company has granted, issued or agreed to grant or issue any other equity interests in the Company and there are no outstanding options, warrants, subscription rights, securities that are convertible into or exchangeable for, or any other commitments of any character relating to, any equity interests of the Company.

        (c) Immediately before the sale contemplated by Article 1, the Members have good and valid title to, and sole record and beneficial ownership of, the Current Interests, free and clear of any claims, liens, pledges, options, security interests, trusts encumbrances or other rights or interests of any person or entity.

        (d) All dividends, distributions and redemptions made or to be made by the Company with respect to its equity interests have complied or will comply with applicable law.

        (e) All offers and sales of membership interests in the Company prior to the date hereof were exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and were registered or qualified under or exempt from all applicable state securities laws.

        (f) The Company does not own, and did not own at any time, directly or indirectly, either of record or beneficially, any equity interest in any entity, and does not have the right to acquire any equity interest in any entity.

        3.3. AUTHORIZATION OF AGREEMENT. The Company and the Members have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly approved by the Members and no other proceedings on the part of the Company or the Members are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Members and constitutes the legal, valid and binding obligation of the Company and the Members, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "ENFORCEABILITY EXCEPTIONS.")

        3.4. TITLE TO ASSETS. The Company owns, or has valid leasehold interests in, all material assets used in the Business, whether real, personal, mixed, tangible or intangible, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind except any of the following: (i) purchase money security interests in specific items of equipment each having a value not in excess of $5,000; (ii) Personal Property leased pursuant to Personal Property Leases; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Buyer; (v) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vi) such imperfections of title and encumbrances, if any, as would not have a Material Adverse Effect; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase (all of the foregoing, the "PERMITTED LIENS"). There are no outstanding agreements, options or commitments of any nature obligating the Company or any Member to transfer any of the assets of the Company or rights or interests therein to any party other than sales of inventory in the ordinary course of business.

        3.5. CERTAIN PROPERTY OF THE COMPANY.

        (a) Real Property. The Company has never owned and does not currently own any real property. Schedule 3.5(a) lists all real properties leased by the Company, including a brief description of the operating facilities located thereon, the annual rent payable thereon, the length of the term, any option to renew with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof.

               (i) The Company has a valid leasehold in the real properties shown in Schedule 3.5(a) under written leases (each lease being referred to herein as a "REAL PROPERTY LEASE," and collectively the "REAL PROPERTY LEASES") and to the knowledge of the Company and each Member, each Real Property Lease is a valid and binding obligation of each of the other parties thereto, except as enforceability may be limited by the Enforceability Exceptions.

               (ii) The Company is not, and neither the Company nor any Member has any knowledge that any other party to any Real Property Lease is, in default with respect to any material term or condition thereof, and no event has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Company.

               (iii) To the knowledge of the Company and each Member all of the buildings, fixtures and other improvements to which the Real Property Leases relate are in good operating condition and repair, except for ordinary wear and tear, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

        (b) Personal Property. Schedule 3.5(b) lists all vehicles, furniture, fixtures, equipment and other items of tangible personal property owned or leased by the Company (the "PERSONAL PROPERTY"). All items of Personal Property that are material to the Business are in good operating condition and repair, except for ordinary wear and tear, and are sufficient to enable the Company to operate the Business as presently conducted. The Company holds valid leases in all of the Personal Property leased by it, and none of such Personal Property is subject to any sublease, license or other agreement granting to any person any right to use such property (each such lease, sublease, license or other agreement, a "PERSONAL PROPERTY LEASE," and collectively the "PERSONAL PROPERTY LEASES"). Schedule 3.5(b) provides a description and the location of each item of Personal Property, accurately identifies such Personal Property as owned or leased, and lists each Personal Property Lease. The Company is not in material breach of or default, and no event has occurred which, with due notice or lapse of time or both, may constitute such a material breach or default, under any Personal Property Lease.

        (c) Proprietary Rights.

               (i) Schedule 3.5(c) lists all material Proprietary Rights owned by, registered in the name of, licensed to, or otherwise used by the Company that are material to the Business. For purposes of this Agreement "PROPRIETARY RIGHTS" means trademarks and service marks that are registered with the United States Patent and Trademark Office, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; patents, patent applications and disclosures for patent applications; computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data); copyrights that are registered with the United States Copyright Office; licenses, including, without limitation, software licenses, immunities, covenants not to sue and the like relating to any of the foregoing; Internet Web sites, domain names and registrations or applications for registration thereof; books and records describing or used in connection with any of the foregoing; and claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing. All trademarks and service marks that are material to the conduct of the Business as of the date hereof are registered with the United States Patent and Trademark Office, and all copyrights that are material to the conduct of the Business as of the date hereof are registered with the United States Copyright Office.

               (ii) All of the Proprietary Rights that are material to the Business are owned by the Company free and clear of any and all liens, security interests, claims, charges and encumbrances or are used by the Company pursuant to a valid and enforceable license granting rights sufficiently broad to permit the uses of the Proprietary Rights in connection with the conduct of the Business in the manner presently conducted and to convey such right and authority to Buyer.

               (iii) Schedule 3.5(c) lists any material licenses, sublicenses or other agreements pursuant to which the Company grants a license to any person to use the Proprietary Rights or is a licensee of any of the Proprietary Rights.

               (iv) The grants, registrations and applications included in or applicable to the Proprietary Rights listed on Schedule 3.5(c) have not lapsed, expired or been abandoned and no application or registration thereof is the subject of any proceeding before any court, arbitrator, federal, state, local or foreign government agency, regulatory body, or other governmental authority (each a "GOVERNMENTAL ENTITY," and collectively "GOVERNMENTAL ENTITIES") with authority to bind the Company except as would not have a Material Adverse Effect. There have not been any actions or other judicial or adversary proceedings involving the Company concerning any of the Proprietary Rights, nor to the knowledge of the Company or any Member, is any such action or proceeding threatened.

               (v) The conduct of the Business does not conflict with valid patents, trademarks, trade secrets, trade names or other intellectual property rights of others. To the knowledge of the Company or any Member, there are no conflicts with or infringements of any of the Proprietary Rights by any third party.

               (vi) The Company is the sole owner of its trade secrets, including, without limitation, customer lists, formulas, inventions, processes, know-how, computer programs and routines associated, developed or used in connection with the Business that are material to the operation of the Business (the "TRADE SECRETS"), free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others, and has taken all reasonable security measures to protect the secrecy, confidentiality, and value of the Trade Secrets. Any of the employees of the Company and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Trade Secrets, or who have knowledge of or access to information relating to them, have been put on notice and have entered into agreements that the Trade Secrets are proprietary to the Company and not to be divulged or misused.

        3.6 YEAR 2000 COMPLIANCE. All date-related output, calculations or results before, during or after the calendar year 2000 that are produced or used by any hardware, software (other than software that is generally available upon payment of a "shrink-wrap" type license and that has not been customized for use in connection with the Business), firmware or facilities systems (the "COMPUTER SYSTEMS") owned or used by the Company and material to the Business are Year 2000 Compliant except as the failure to be compliant would not have a Material Adverse Effect. For purposes of this Section, "YEAR 2000 COMPLIANT" means:

        (a) all dates receivable by the Computer Systems, as well as calculations, output and results will (i) include a consistent-length century indicator of at least two base ten digits, and (ii) have date elements in interfaces and data storage that will permit specifying the century to eliminate date ambiguity;

        (b) when any date data is represented without a century, either in an interface or in data storage, the correct century will be unambiguous for all manipulations involving that data;

        (c) data calculations involving either a single century or multiple centuries will neither (i) cause an abnormal ending or operation, nor (ii) generate incorrect results or results inconsistent with output or results from any other century;

        (d) when sorting by date, all records will be sorted in accurate chronological sequence; and when the date is used as a key, records will be read and written in accurate chronological sequence; and

        (e) leap years will be determined by the following standard: (i) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (ii) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

        3.7. NO CONFLICT OR VIOLATION. The execution, delivery and performance by the Company and the Members of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of the Company; (ii) violate any provision or requirement of any domestic or foreign, federal or state, law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to the Company or the Business;
(iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under any Contract (as hereinafter defined); (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company; or (v) result in the cancellation, modification, revocation or suspension of any license, permit, certificate, franchise, authorization or approval issued or granted by any Governmental Entity (each a "LICENSE," and collectively, the "LICENSES"), except where any occurrence or result referred to in (ii), (iii),
(iv) or (v) above would not result in a Material Adverse Effect.

        3.8. CONSENTS. Schedule 3.8 lists all material consents and notices required to be obtained or given by or on behalf of the Company or any Member before consummation of the transactions contemplated by this Agreement in compliance with all applicable laws, rules, regulations, or orders of any Governmental Entity, or the provisions of any material Contract, and all such consents have been duly obtained and are in full force and effect, except where the failure to obtain such consent will not have a Material Adverse Effect.

        3.9. LABOR AND EMPLOYMENT MATTERS. Schedule 3.9 lists all employees of the Company, including date of retention, current title and compensation. There is no employment agreement, collective bargaining agreement or other labor agreement to which the Company is a party or by which it is bound. The Company has complied with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Entities, except where the failure to comply would not result in a Material Adverse Effect, and has withheld and paid to the appropriate Governmental Entities or is holding for payment not yet due to such Governmental Entities, all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any state or local agency; pending labor strike or other material labor trouble affecting the Company; material labor grievance pending against the Company; pending representation question respecting the employees of the Company; pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company is a party. For purposes of this Agreement, "EMPLOYEES" includes employees, independent contractors and other persons filling similar functions.

        3.10. EMPLOYEE PLANS.

        (a) All accrued obligations of the Company, whether arising by operation of law, by contract or past custom, or otherwise, for payments by the Company to trusts or other funds or to any Governmental Entity, with respect to unemployment compensation benefits, social security benefits or any other benefits or obligations, with respect to employment of employees through the date hereof, and for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to employees in respect of the services rendered by any of them prior to the date hereof, have been paid.

        (b) The Company does not have and has never had any bonus, pension, stock option, stock purchase, benefit, welfare, profit-sharing, deferred compensation, retainer, consulting, retirement, welfare, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, whether written or oral, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any current or former employees, members, officers or directors of the Company ("EMPLOYEE PLANS").

        (c) There are no contracts, agreements, plans or arrangements covering any of the Company's employees with "change of control" or similar provisions. There is no contract, agreement, plan or arrangement covering the Company or any employee, that individually or collectively could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

        3.11. LITIGATION. There are no claims, actions, suits or proceedings of any nature pending or, to the knowledge of the Company or any Member, threatened by or against the Members, the Company, the officers, directors, employees, agents of the Company, or any of their respective Affiliates involving, affecting or relating to the Business or any assets, properties or operations of the Company or the transactions contemplated by this Agreement, except for claims, actions, suits or proceedings that would not result in a Material Adverse Effect. Neither the Company nor any of the Company's assets is subject to any material order, writ, judgment, award, injunction or decree of any Governmental Entity. For purposes of this Agreement, "AFFILIATE" shall have the meaning ascribed to such term in Rule 405 under the Securities Act.

        3.12. CERTAIN AGREEMENTS.

        (a) Schedule 3.12 lists all material, written or oral contracts, agreements, instruments, licenses, commitments and other arrangements to which the Company is a party or otherwise relating to, or affecting in any material respect, any of its assets, properties or operations (each a "CONTRACT," and collectively, the "CONTRACTS").

        (b) Each Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions, and is in full force and effect on the date hereof other than those Contracts not requiring the payment of money to the Company, the failure of which to be enforceable or in full force and effect would not have a Material Adverse Effect. The Company has performed all material obligations required to be performed by it under, and is not in material default or breach of, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach by the Company.

        (c) To the knowledge of the Company and each Member, no other party to any Contract is in material default or breach in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach.

        (d) There are no material disputes with any party to any Contract, and to the knowledge of the Company and each Member, no party to any Contract has credibly threatened to cancel or terminate any such agreement, whether as a result of the transactions contemplated by this Agreement or otherwise.

        (e) The Company has delivered to Buyer or Buyer's representatives true and complete originals or copies of all the Contracts and a copy of every Material Notice received by the Company or any Member since formation of the Company, with respect to any of the Contracts. For purposes hereof, "MATERIAL NOTICE" means those notices alleging a material breach of a Contract or intention to terminate or materially modify a Contract, but does not include routine correspondence.

        (f) To the knowledge of the Company and each Member, no party to any Contract has assigned any of its rights or delegated any of its duties under such Contract.

        3.13 COMPLIANCE WITH APPLICABLE LAW. The operations of the Company are, and have been, conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all Governmental Entities having jurisdiction over the Company or its assets, properties or operations, including, without limitation, all such laws, regulations, orders and requirements relating to the Business except in any case where the failure to so conduct its operations would not have a Material Adverse Effect. The Company has not received any notice of any material violation of any such law, regulation, order or other legal requirement, and is not in material default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, applicable to the Company or any of its assets, properties or operations.

        3.14. LICENSES.

        (a) Schedule 3.14 lists all material Licenses issued or granted to the Company, and all pending applications therefor. The Licenses constitute all material Licenses required, and consents, approvals, authorizations and other requirements prescribed, by any law, rule or regulation which must be obtained or satisfied by the Company in connection with the Business or that are necessary for the execution, delivery and performance by the Company and the Members of this Agreement. The Licenses are sufficient and adequate in all material respects to permit the continued lawful conduct of the Business in the manner now conducted and the ownership, occupancy and operation of the Company's properties for its present uses and the execution, delivery and performance of this Agreement. No jurisdiction in which the Company is not qualified or licensed as a foreign corporation has demanded or requested in writing that it qualify or become licensed as a foreign corporation. The Company has delivered to Buyer or its representatives true and complete copies of all the material Licenses together with all amendments and modifications thereto.

        (b) Each License has been issued to, and duly obtained and fully paid for by the Company and is valid, in full force and effect, and not subject to any pending or known threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any material respect. The Company is not in violation in any material respect of any of the Licenses.

        3.15. INTERCOMPANY AND AFFILIATE TRANSACTIONS; INSIDER INTERESTS.

        (a) Except pursuant to this Agreement, there are no material transactions, agreements or arrangements of any kind, direct or indirect, between the Company and any director, officer, employee, member, relative or Affiliate of the Company or any of the Members, including, without limitation, loans, guarantees or pledges to, by or for the Company or from, to, by or for any of such persons, that are either (i) currently in effect, or (ii) reflected in the Company's financial results.

        (b) Except pursuant to this Agreement, no officer, director or member of the Company, or any Affiliate of any such person, now has, or since formation of the Company had, either directly or indirectly:

               (i) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells, or during such period furnished or sold, services or products to the Company, or purchased, or during such period purchased from the Company, any goods or services, or otherwise does, or during such period did, business with the Company;

               (ii) a beneficial interest in any contract, commitment or agreement to which the Company is or was a party or under which it was obligated or bound or to which its properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company and such persons in their capacities as employees, officers or directors of the Company; or

               (iii) any rights in or to any of the assets, properties or rights used by the Company in the ordinary course of business.

        3.16. LIABILITIES. Schedule 3.16 sets forth all material liabilities and obligations of the Company, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation), and no facts or circumstances exist which, with notice or the passage of time or both, could reasonably be expected to result in any material claims against or obligations or liabilities of the Company, except for such liabilities or obligations which will not result in a Material Adverse Effect. The Company has no liabilities to any of its Members or any Affiliates of its Members.

        3.17. TAXES.

        (a) For purposes of this Agreement, the following terms shall have the meanings specified hereinbelow:

               (i) "TAX" OR "TAXES" means all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon.

               (ii) "TAX LIABILITIES" means all liabilities for Taxes.

               (iii) "TAX PROCEEDING" means any audit or other examination, or any judicial or administrative proceeding, relating to liability for or refunds or adjustments with respect to Taxes.

               (iv) "TAX RETURN" shall mean all reports and returns required to be filed with respect to Taxes.

        (b) Tax Returns, Tax Payments and Tax Audits. The Company has (i) timely filed or caused to be timely filed all Federal and state partnership information Tax Returns and other material Tax Returns of the Company required to be filed as of the date hereof (after giving effect to any extension of time to file such Tax Returns) and (ii) paid, when due, all Taxes due and payable by the Company for the tax periods relating to such Tax Returns (whether or not shown on such Tax Returns). All such previously-filed Tax Returns were complete and accurate in all material respects when filed, and as of the date hereof no additional Tax Liabilities for periods covered by such previously-filed Tax Returns have been assessed on or proposed to the Company. No Tax Return is currently being audited by a Tax authority, or is the subject of a written notice from a Tax authority that such Tax authority intends to commence an audit or examination of such Tax Return. The Company has not given its consent to waive or extend the applicable statute of limitations for any Tax Return or the assessment of Taxes required to be reported thereon. The Company has either delivered to Buyer or made available for inspection by Buyer or its representatives or agents complete and correct copies of all Tax audit reports and statements of Tax deficiencies with respect to any delinquent Tax assessed against or agreed to by the Company for all taxable periods commencing on or after January 1, 1999, for which audit reports or statements of deficiencies have been received by the Company.

        (c) No Liens. None of the assets of the Company are subject to any liens in respect of Taxes (other than for current Taxes not yet due and payable).

        (d) No Closing Agreements. The Company has not executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof, or any similar provision of state Tax law.

        3.18. BROKERS. Except as provided on Schedule 3.18, no broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company or any of the Members.

        3.19 ACKNOWLEDGMENT RE DELOITTE & TOUCHE LLP. In December 1998, Buyer purchased the Integrated Cost Reduction Strategies ("ICRS") business unit of Deloitte & Touche LLP ("DELOITTE"). The Company and the Members acknowledge, for the benefit of Deloitte and its Affiliates, that Deloitte is not related to Buyer, that Buyer and the individuals related to Buyer with whom the Company and the Members have dealt in connection with the transactions contemplated by the various agreements of the Company and the Members with Buyer have acted and will act on behalf of Buyer and not Deloitte or any of Deloitte's Affiliates (as partners, principals, employees, agents, associates or otherwise). For these purposes, "Affiliates" of Deloitte include persons controlling, controlled by, or under common control with Deloitte, including without limitation partners of Deloitte.

4.      REPRESENTATIONS AND WARRANTIES OF BUYER.

        Buyer represents and warrants to the Members that:

        4.1. ORGANIZATION AND CORPORATE AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as it is now conducted and to own, lease or operate its assets and properties and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer, has been effectively authorized by all necessary action of Buyer, corporate or otherwise, and constitutes the legal, valid and binding obligation of Buyer, except as such enforceability may be limited by the Enforceability Exceptions.

        4.2. NOTES. The Initial Note constitutes, and any note delivered by Buyer in payment of the Exercise Price will constitute, a legal, valid and binding obligation of Buyer, except as such enforceability may be limited by the Enforceability Exceptions.

        4.3. NO CONFLICT OR VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of Buyer; (ii) violate any provision or requirement of any domestic or foreign, federal or state, law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Buyer; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under any material contract, agreement, instrument, license, commitment or other arrangement to which Buyer is a party or otherwise relating to, or affecting in any material respect, any of its assets, properties or operations; (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Buyer; or (v) result in the cancellation, modification, revocation or suspension of any license, permit, certificate, franchise, authorization or approval issued or granted by any Governmental Entity, except where any occurrence or result referred to in (ii), (iii), (iv) or (v) above would not result in a material adverse effect on or change in the financial condition or results of operation of Buyer.

        4.4. PURCHASE FOR INVESTMENT. Buyer acknowledges that neither the offer nor the sale of the any membership interests in the Company has been registered under the Securities Act. Buyer is acquiring membership interests in the Company solely for its own account and not with a view to any distribution or other disposition of such membership interests, and the membership interests in the Company acquired by Buyer pursuant to this Agreement will not be transferred except in a transaction registered or exempt from registration under the Securities Act.

        4.5. INVESTIGATION BY BUYER. In entering into this Agreement, Buyer acknowledges that, except for the specific representations and warranties of the Company and the Members contained in Article 3, none of the Company, the Members, or any of their respective directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives, makes or shall be deemed to have made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including, without limitation, any reserve estimates, projections, forecasts or other forward-looking information) provided or otherwise made available to Buyer or any of its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives.

5.      CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.

        5.1. ACCESS. The Company shall afford to Buyer full access during normal business hours throughout the Option Period to its records (including, without limitation, its accounting records and the workpapers of its independent accountants), and to the properties, books, material contracts, agreements, instruments, licenses, commitments and other arrangements to which it is a party or that otherwise relate to, or affect, its assets, properties or operations and, during such period, shall furnish promptly to Buyer all information concerning it or its properties, liabilities and personnel as Buyer may request. In addition, throughout the Option Period the Company and the Members shall inform Buyer promptly of all material developments, events or circumstances related to the business or condition of the Company.

        5.2. CONFIDENTIALITY. During the Option Period, (a) the Company and the Members will keep the matters contemplated herein and all information provided by Buyer (or Deloitte & Touche LLP), confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby, and (b) Buyer will keep the matters contemplated herein and all information provided by the Company and the Members related to the Company and its business confidential, and will not provide information about such matters to any party or use such information except to the extent necessary to effect the transactions contemplated hereby. Buyer and the Company shall each cause their respective Affiliates, officers, directors, employees, agents, and advisors to keep confidential all information received in connection with the transactions contemplated hereby. Notwithstanding the foregoing, however, this Section 5.2 will not prohibit Buyer from making any disclosure that may be required under the Securities Exchange Act of 1934, as amended. If the Option is not exercised by the end of the Option Period or is terminated, the Company and the Members on the one hand, and Buyer on the other hand, shall, and shall cause their Affiliates to, each maintain the confidentiality of any information obtained from the other in connection with the transactions contemplated hereby or during the Option Period (the "INFORMATION"), other than Information that (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of disclosure by the party to whom the Information was delivered; or (ii) was lawfully received by a party from a third party free of any obligation of confidence of or to such third party; or (iii) was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or (iv) is required to be disclosed in a judicial or administrative proceeding after giving the other party as much advance notice of the possibility of such disclosure as practicable so that the other party may attempt to stop such disclosure; or (v) is independently developed by the party to whom the Information was delivered without reference to the Information. If the Option is not exercised by the end of the Option Period, Buyer, on the one hand, and the Members and the Company, on the other, shall return to the other all material containing or reflecting the Information provided by the other, shall not retain any copies, extracts, or other reproductions thereof or derived therefrom, and Buyer shall ensure the return of all such material from all other parties with whom it has been shared, and shall thereafter refrain from using the Information and shall maintain its confidentiality pursuant to this Agreement.

        5.3. CERTAIN CHANGES AND CONDUCT OF BUSINESS.

        (a) During the Option Period, the Company shall, and the Members shall use all reasonable efforts to cause the Company to, conduct the Company's business in the ordinary course consistent with the Business Plan (as defined in Section 5.11). Without limiting the generality of the preceding sentence, except as required or permitted pursuant to the terms hereof or as consented to in writing by Buyer or contemplated by the Business Plan, during the Option Period the Company shall not, and the Members shall cause the Company not to:

               (i) enter into any new contract calling for payments by the Company in excess of $50,000 over the life of the contract or series of related contracts, unless such contract is, or series of related contracts are, terminable upon 90 days' notice without further cost to the Company;

               (ii) make any change in the charter documents or bylaws of the Company, issue any additional membership interests or equity securities or grant any option, warrant or right to acquire any membership interests or equity securities or issue any security convertible into or exchangeable for the membership interests in the Company, alter any term of any of the outstanding securities of the Company, or make any change in the outstanding membership interests or other ownership interests or in the capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

               (iii) (A) incur or assume any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any of the foregoing, (B) issue any securities convertible or exchangeable for debt securities of the Company, or
(C) issue any options or other rights to acquire directly or indirectly any debt securities of the Company or any security convertible into or exchangeable for such debt securities;

               (iv) make any sale, assignment, transfer, lease, license, abandonment or other conveyance of any of the assets of the Company or any part thereof (including, without limitation, intellectual property), except transactions in the ordinary course of business consistent with the Business Plan;

               (v) subject any of the assets of the Company, or any part thereof, to any lien, security interest, charge, interest or other encumbrance, or suffer such to be imposed other than Permitted Liens;

               (vi) acquire any assets or properties or own any interest in any entity;

               (vii) hire any employees or consultants, other than pursuant to at-will employment arrangements, or enter into any Employee Plan, program or arrangement or any employment, severance or consulting agreement or arrangement, except as contemplated by Section 5.13;

               (viii) make or commit to make any capital expenditure in excess of $100,000 or invest, advance, loan, pledge or donate any monies to any customers or other persons or entities or to make any similar commitments with respect to outstanding bids or proposals;

               (ix) sell, transfer, or lease any assets to, or enter into any agreement or arrangement with, any Member or any Affiliate of the Company or any Member;

               (x) guarantee any indebtedness for borrowed money or any other obligation;

               (xi) delay payment of payables or accelerate collection of receivables relative to the Company's historical practices regarding the timing of such payments and collections;

               (xii) declare or make any dividends, distributions or other payments to equity holders other than in amounts sufficient to enable all members of the Company to pay their tax obligations resulting from income of the Company;

               (xiii) make any change in any revenue recognition or cost allocation practices or method of accounting or accounting principle, method, estimate or practice (except for any such change required by reason of a concurrent change in GAAP), or write down the value of any assets or write-off as uncollectible any Accounts Receivable except in the ordinary course of business consistent with past practices;

               (xiv) settle, release or forgive any material claim or litigation or waive any material right;

               (xv) provide any confidential, trade secret, or nonpublic information about the Company other than as necessary to conduct the business of the Company consistent with the Business Plan;

               (xvi) transfer to any third party any actual or potential business opportunities of the Company other than to Affiliates of Buyer; or

               (xvii) engage in negotiations regarding or commit itself to do any of the foregoing.

        (b) During the Option Period, the Company shall, and the Members shall cause it to:

               (i) use commercially reasonable efforts to maintain, in all material respects, the assets and properties of the Company in accordance with present practices and in a condition suitable for their intended use;

               (ii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iii) maintain and comply with all material Licenses;

               (iv) comply with all material Environmental Laws, and upon receipt of notice that there exists a violation of any Environmental Law, immediately notify Buyer in writing; and

               (v) conduct the business of the Company in a manner that is complementary to (not in competition with) the business of Buyer and its Affiliates.

        5.4. RESTRICTIVE COVENANTS.

        (a) Non-Competition. The Members recognize that the covenants of each Member contained in this Section 5.4(a) (the "COVENANT NOT TO COMPETE") are an essential part of this Agreement. After the Exercise Date, each Member shall not individually, or in concert, directly or indirectly:

               (i) either on its, his, her or their own account or for any other person or entity, solicit, induce, attempt to induce, or endeavor to cause (in each case in such a manner that could have a material adverse effect on the financial condition or operation of the Business or the assets of the Company or Buyer or any of its Affiliates) any customer, which has utilized the services of the Company at any time during the Option Period or with whom the Company was engaged in meaningful negotiations as of the Exercise Date (each, a "CUSTOMER"), to modify, amend, terminate or otherwise alter the terms upon which it acquires services from Buyer or Buyer's Affiliates, or to acquire from any party other than Buyer or its Affiliates any services of the kind available from Buyer or its Affiliates;

               (ii) engage or become interested in, as owner, employee, partner, through equity ownership (not including up to a 5% passive equity interest in a public company), investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, any business competitive with the Business (including within the definition of the Business, without limitation, any business of the type or types conducted by the Company at any time during the Option Period or under development by the Company on the Exercise Date), provided that the restrictions in this paragraph (ii) will not prohibit James Holden from any activities that are specifically permitted under his Employment Agreement with Buyer or its Affiliates.

               (iii) take any material action intended to advance an interest of any competitor of the Business, or encourage any other person to take such action; or

               (iv) take any material action intended to cause any Customer or prospective customer to use the services or purchase the products of any competitor of the Business.

        This Covenant Not to Compete shall be limited to any county or any other political subdivision of any state of the United States of America, or of any other country in the world, where the Company generated revenue or established goodwill at any time during the Option Period. This Covenant Not to Compete shall bind each Member until the third anniversary of the Exercise Date, provided, however, that if the employment of James Holden is terminated after the Exercise Date by EPS without Cause or by James Holden for Good Reason (each as defined in James Holden's Employment Agreement with EPS), and if Buyer fails to consummate a public offering that results in a public trading market of equity securities of Buyer on a national securities exchange or the Nasdaq Stock Market by the time that any restricted stock acquired by James Holden pursuant to the Restricted Stock Purchase Agreement referenced in Section 5.13(b) vests, then after such termination of employment and such vesting, James Holden will no longer be subject to the covenants contained in Sections 5.4(a)(i) and (ii), and the covenants in Section 5.4(a)(iv) will not be breached by any general marketing efforts with which James Holden may be involved that are not targeted specifically at any Customer. The parties hereto agree that the duration and area for which the Covenant Not to Compete set forth in this Section 5.4(a) is to be effective are reasonable.

        (b) Confidentiality. Notwithstanding the expiration of the Covenant Not to Compete set forth in Section 5.4(a) each Member shall at all times keep confidential and shall not disclose to others any Proprietary Rights and shall not use or permit to be used any Proprietary Rights for any purpose other than performance of obligations to Buyer.

        (c) Non-Diversion. During the Option Period and if the Option Period terminates without Exercise, (i) each of the Members shall not, and shall cause their Affiliates not to, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of Buyer or its Affiliates of which any of the Members become aware as the result of their relationship with Buyer or its Affiliates and which relate specifically to the business of Buyer or its Affiliates but are not also opportunities of the Company; and (ii) Buyer shall not, and shall cause its Affiliates not to, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of the Company of which Buyer becomes aware as the result of its relationship with the Company and which relate specifically to the business of the Company but are not also opportunities of Buyer. For the period during which the Covenant Not to Compete applies pursuant to Section 5.4(a), each of the Members shall not, and shall cause their Affiliates not to, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of Buyer or its Affiliates of which any of the Members become aware as the result of their affiliation with the Company or their relationship with Buyer or its Affiliates and which relate specifically to the business of the Company or Buyer or its Affiliates. This Section 5.4(c) is in addition to and not by way of limitation of any other duties the Members may have to Buyer or its Affiliates, and any duties Buyer may have to the Company.

        (d) Non-Recruitment. During the Option Period and if the Option terminates without Exercise, (i) the Company and each of the Members shall not, and shall cause their Affiliates not to, hire away, or cause any other person to hire away, any employee of or consultant to Buyer or its Affiliates or directly or indirectly entice or solicit or seek to induce or influence any of such employees or consultants to leave their employment or engagement with Buyer or its Affiliates, provided however, that such restrictions shall not apply to persons responding to a public advertisement by the Members directed to potential employees generally; and (ii) Buyer shall not, and shall cause its Affiliates not to, hire away, or cause any other person to hire away, any employee of or consultant to the Company, or directly or indirectly entice or solicit or seek to induce or influence any of such employees or consultants to leave their employment or engagement with the Company, provided however, that such restrictions shall not apply to persons responding to a public advertisement by Buyer directed to potential employees generally. Part (i) of this Section 5.4(d) will not prohibit the Company from hiring any of the Leased Employees after termination of the Option Period if (a) this Agreement has not been knowingly, willfully or recklessly breached in any material respect by the Company or any of the Members (or any such breach has been cured and any material adverse effects of such breach have been ameliorated in all material respects within 15 days of notice of such breach), and (b) the Company has achieved at least 80% of the pre-tax income targets set forth from time to time in the Business Plan (as defined in Section 5.11). For the period during which the Covenant Not to Compete applies pursuant to Section 5.4(a), each of the Members shall not, and shall cause their Affiliates not to, hire away, or cause any other person to hire away, any employee of or consultant to Buyer or its Affiliates (including without limitation persons employed or engaged by the Company before the Exercise Date) or directly or indirectly entice or solicit or seek to induce or influence any of such employees or consultants to leave their employment or engagement with the company or Buyer or its Affiliates, provided however, that such restrictions shall not apply to persons responding to a public advertisement by the Members directed to potential employees generally

        (e) Remedies. The covenants contained in this Section 5.4 impose a reasonable restraint on the Members in light of the activities and business of the Company and future plans of Buyer. The Members acknowledge that if they violate any of the covenants contained in this Section 5.4 (collectively, the "RESTRICTIVE COVENANTS"), it will be difficult to determine the resulting damages to Buyer and, in addition to any other remedies Buyer may have, Buyer shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damages. Each Member shall be severally liable to pay all costs, including reasonable attorneys' fees and expenses, that Buyer may incur in enforcing or defending, to any extent, any of the Restrictive Covenants breached by such Member, whether or not litigation is actually commenced and including litigation of any appeal defended by Buyer, where such party succeeds in enforcing any of the Restrictive Covenants. Buyer may elect to seek one or more remedies at its discretion on a case by case basis. Failure to seek any or all remedies in one case shall not restrict Buyer from seeking any remedies in another situation. Such action by Buyer shall not constitute a waiver of any of its rights.

        (f) Severability and Modification of any Unenforceable Covenant. Each of the Restrictive Covenants will be read and interpreted with every reasonable inference given to its enforceability. However, if any term, provision or condition of the Restrictive Covenants is held by a court or arbitrator to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If a court or arbitrator should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court or arbitrator shall modify such covenant so as to make it enforceable to the fullest extent the court or arbitrator deems reasonable and enforceable under the prevailing circumstances. The Covenant Not to Compete shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where the Covenant Not to Compete is intended to be effective.

        5.5. MEMBER REPRESENTATIVE. The Members shall at all times maintain a representative (the "MEMBER REPRESENTATIVE") for purposes of taking certain actions and giving certain consents on behalf of the Members as specified herein. The Member Representative will be James F. Holden unless and until the Members mutually agree upon a replacement and notify Buyer thereof. Each Member hereby grants to the Member Representative the right to vote such Member's membership interests in the Company as the proxy of such Member consistent with this Section 5.5, and actions taken, consents given and representations made by the Member Representative on behalf of the Members pursuant hereto shall be binding upon the Members. The proxy granted by each Member hereby is coupled with an interest and is irrevocable. During the Option Period, the Member Representative is authorized by the Members to take any action on behalf of the Members to facilitate the transactions contemplated hereby which such Member Representative is directed to take by the Company acting through a majority of the members of the Board of Directors in office prior to the Exercise , including, without limitation, amending this Agreement, and executing documents or instruments. After the Option Period for a period of 18 months, the Member Representative is authorized by the Members to take any action on behalf of the Members to facilitate or administer the transactions contemplated hereby as the Member Representative deems appropriate.

        5.6. NOTICE OF BREACH. During the Option Period, each of the parties hereto shall promptly give the other parties hereto written notice with particularity of any breach or inaccuracy of any representation, warranty, agreement or covenant of such party contained herein.

        5.7. FINANCIALS. Within 45 days after the end of each fiscal quarter and within 90 days after the end of each fiscal year of the Company, the Company shall deliver to Buyer its balance sheets as at the end of such period and the related statements of income and cash flow for the quarter or year then ended (collectively the "FINANCIAL STATEMENTS"), together with the written representation of the Members that (i) such Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied except as disclosed in the footnotes thereto (except that the quarterly financial statements may be subject to year-end adjustments, the net effect of which will not represent a Material Adverse Change); (ii) the Financial Statements fairly present, in all material respects, the financial condition and the results of the operations of the Company as at the relevant dates thereof and for the periods covered thereby; and (iii) there have been no material changes or modifications of revenue recognition, cost allocation practices, method of accounting, or other financial or operational practices or principles except for any such change required by reason of a concurrent change in GAAP during the periods covered by the Financial Statements.

        5.8. CONTINUANCE OF EXISTING INDEMNIFICATION RIGHTS. From and after the Exercise Date and for a period of six years thereafter and for so long as any claims that have been asserted prior to the end of such six-year period remain outstanding, Buyer shall cause the Company to continue, or if the Company is merged into Buyer or any Affiliate of Buyer or liquidated, Buyer will provide for, the performance of the Company's indemnification obligations to present and former directors and officers of the Company provided for in the Certificate of Incorporation and Bylaws of the Company as in effect on the date of this Agreement, and with respect to indemnification for acts or omissions occurring prior to the Exercise Date, provided however, that such obligations shall not apply to any claim or cost (i) in respect of which such former director or officer would not be entitled to indemnity under applicable law, or (ii) arising in connection with facts or circumstances involving any inaccuracy of any representation or breach of any covenant of the Company or Members in this Agreement

        5.9  TAX MATTERS.

        (a) Certain Operating Conventions and Procedures. The taxable year of the Company shall close on the date of this Agreement and all items of Company income, gain, loss, deduction and expense for the Company's 1999 taxable year shall be based on a closing of the Company's books and records. The taxable year of the Company shall also close on the Exercise Date, and thus, all items of Company income, gain, loss, deduction and expense for the taxable year in which the Exercise occurs shall be based on a closing of the Company's books and records.

        (b) Tax Returns Required to Be Filed Prior to the Exercise Date. The Members shall cause the Company to prepare and file all Federal and state partnership information Tax Returns and other Tax Returns required to be filed by the Company for any taxable year of the Company ending on or before the Exercise Date. The Company shall be responsible for, and shall pay all reasonable costs and expenses related to, the preparation and filing of such Tax Returns.

        (c) Cooperation. Buyer and the Members shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Section 5.9(b). Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to the filing of such Tax Returns.

        (d) Exercise Date. Without limiting the generality of Section 5.9(a) or
(b), Buyer shall be liable for, and shall indemnify and hold the Members harmless against, all Taxes of the

Company attributable to operations, acts or omissions of Buyer with respect to the Company on the Exercise Date that are not in the ordinary course of business.

        (e) Tax Proceedings.

               (i) Buyer shall, upon receipt of notice thereof by Company, notify James F. Holden of any written communication from a Tax authority with respect to any pending Tax Proceeding involving a taxable year ending on or before the Exercise Date. Buyer shall include with such notification a copy of the written communication so received by Company.

               (ii) James F. Holden shall have the right, but not the obligation, to represent the interests of the Company in any Tax Proceeding relating to taxable years ending on or before the Exercise Date and to employ counsel of his choice in connection therewith; provided however, that, without the prior written consent of Buyer, which shall not be unreasonably withheld, James F. Holden shall not agree to settle or compromise any Tax Proceeding relating to taxable years ending on or before the Exercise Date and/or any Tax Liability issue arising therein if such settlement or compromise can reasonably be expected to materially adversely impact the Tax position of Buyer, its Affiliates and the Company, taken as a whole, following the Exercise. Without the prior written consent of James F. Holden, which shall not be unreasonably withheld, Buyer shall not agree to settle or compromise any such Tax Proceeding relating to taxable years ending on or after the Exercise Date or Tax Liabilities arising therein if such settlement or compromise can reasonably be expected to materially adversely impact the Tax position of the Members with respect to any taxable year ending on or before the Exercise Date. All costs and expenses relating to any such Tax Proceedings shall be borne by the Company.

               (iii) All notices provided for hereunder shall be deemed delivered to the relevant party upon receipt thereof by the relevant party.

               (iv) Each party shall furnish to the other relevant party or parties such information and documents as may be reasonably requested by such other party or parties, and shall otherwise reasonably cooperate with such other party or parties, in connection with the preparation of any Tax Return and the conduct of any Tax Proceedings.

        (f) Amended Returns. The Company shall not amend, and Buyer shall not permit the Company to amend, any Tax Return that may affect the Taxes for which Members are or may be liable under this Agreement.

        (g) Books and Records. Prior to the Exercise Date the Company shall properly maintain its books and records necessary or appropriate to the filing of the Tax Returns described in this Section 5.9, and at or before the Exercise the Members shall cause all such books and records and all other books and records related to the Company's Tax Returns and Tax matters to be delivered to the Buyer. Buyer shall cause the Company to retain all such books and records delivered to Buyer as provided hereunder until 90 days after the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to the taxable periods to which the Tax Returns relate. Prior to disposing of any such books and records, Buyer or the Company, as the case may be, shall offer such books and records to the Member Representative (at the sole expense of the Members).

        5.10 TAKE-ALONG AND TAG-ALONG RIGHTS.

        (a) Members' Take-Along Right.

               (i) If at any time after the Option Period the Members shall initiate to or receive from any person or entity not affiliated with any Member or the Company (a "THIRD PARTY OFFEROR") a bona fide, arm's length proposal for such Third Party Offeror to purchase all of the equity of the Company, or a proposal to effect a business combination, by merger or otherwise, of the Company with any entity following which the Company would be wholly owned by such entity (either a "COMPANY SALE OFFER"), such Members shall deliver a notice (the "TAKE-ALONG NOTICE") with respect to the Company Sale Offer to Buyer summarizing pertinent information about the Company Sale Offer, including the purchase price thereunder, together with a copy of any writings between the Members and the Third Party Offeror necessary to establish the terms of such Company Sale Offer.

               (ii) Upon receipt of the Take-Along Notice, Buyer shall be obligated in connection with the consummation of the Company Sale Event to sell all membership interests in the Company and any securities convertible or exchangeable into membership interests in the Company owned by Buyer to the Third Party Offeror upon the terms and conditions of the Company Sale Offer. Buyer will waive any appraisal or dissenters' rights in respect of such transaction, and take all other actions reasonably necessary or desirable to cause the consummation of the Company Sale Event on the terms proposed in the Company Sale Offer, including, without limitation, the execution of any merger, redemption, sale or other such agreement designed to facilitate such Company Sale Event. Such a sale by Buyer will be at the same per security price and on the same terms as the Members receive for their membership interests in such transaction.

               (iii) Buyer shall cause each person or entity to which Buyer transfers membership interests in the Company or securities convertible or exchangeable into membership interests in the Company to enter into an agreement subjecting such person or entity to the obligations set forth in this Section 5.10(a).

        (b) Buyer's Tag-Along Right.

               (i) If at any time after the Option Period any Member proposes to sell any of his or her membership interests in the Company or any securities convertible or exchangeable into membership interests in the Company to any person or entity (a "SALE TRANSACTION"), such Member shall deliver a notice (the "TAG-ALONG NOTICE") to Buyer summarizing pertinent information about the proposed sale, including the purchase price, together with a copy of any writing between the Member and the third party necessary to establish the terms of such sale.

               (ii) Buyer shall have a period of ten (10) business days after delivery of the Tag-Along Notice within which to deliver written notice (the "ELECTION NOTICE") to the Member delivering the Tag-Along Notice of Buyer's desire to participate in the Member's sale, in which event (A) Buyer will be entitled to sell to the third party (on the same terms as the Member delivering the Tag-Along Notice) up to a number of membership interests in the Company equal to the total number of membership interests involved in the Sale Transaction multiplied by a fraction, the numerator of which shall be the number of membership interests that Buyer owns beneficially or is entitled to receive upon conversion or exercise of securities issued by the Company, and the denominator of which shall be the aggregate number of membership interests outstanding or issuable upon conversion or exercise of securities issued by the Company, and (B) the membership interests to be sold by the Member will reduced accordingly.

               (iii) Notwithstanding anything herein to the contrary, Buyer may not elect to have any membership interests included in such sale unless (A) such membership interests shall when sold be free and clear of all liens, charges and encumbrances of any kind other than restrictions arising under this Agreement, and (B) Buyer takes all actions reasonably required to vest title to the membership interests sold by Buyer in the purchaser thereof, free and clear of all liens, charges and encumbrances.

               (iv) The Members and the Company shall cause each person and entity that becomes a member of the Company to enter into an agreement subjecting such person or entity to the obligations set forth in this Section 5.10(b).

        5.11 BUSINESS PLAN. Within 90 days of the date of this Agreement, the Company will propose to Buyer a written business plan for the Company (the "BUSINESS PLAN"), and from time to time during the Option Period the Company and Buyer may propose modifications to the Business Plan. The Business Plan and all changes thereto will be subject to written approval by the Buyer and the Company, which will not be unreasonably withheld. In extenuating circumstances or to take advantage of opportunities requiring immediate action, the Chief Executive Officer of the Company may take action that could constitute a change to the Business Plan with the prior verbal approval of Buyer if such action is confirmed to Buyer in writing in reasonable detail within 15 days. Buyer recognizes that, in light of its start-up nature, the Company may need to shift its business focus to move with market opportunities or to advance itself toward its goal of revenues and target profitability, and Buyer will, in general, accommodate modifications to the Business Plan consistent with such shifts in business focus and market opportunities, provided that it will be not be unreasonable for Buyer or the Company to withhold its approval if the proposed Business Plan or any proposed modification thereof (i) is inconsistent with the initial Business Plan or the commitments of the Company and the Members set forth in this Agreement, or (ii) deviates from a fundamental emphasis upon enhancing member value by maximizing revenues and profitability of the Company. During the Option Period, the Company will conduct its business in accordance with the Business Plan.

        5.12 FINANCING OF THE COMPANY. The Members shall provide, in the form of contributions to the capital of the Company and not loans to the Company, all cash needed by the Company at any time to finance its operations or to pursue the Business Plan, except that the Members will not be required to provide financing for business initiatives required by Buyer that are not provided for in the Business Plan. Return by the Company to the Members of such capital contributions will be subject to the restrictions set forth in Section 5.3(a). If necessary in order to access sufficient cash to meet the Company's cash needs, the Members will borrow money and secure such borrowings with personal guaranties and such collateral as may be required by the lender, provided that the Members may not pledge any membership interests in the Company or any stock of Buyer that is subject to performance related restrictions. Buyer and its Affiliates shall have no obligation to provide any financing to the Company and shall have no obligation to the Members in respect of their contributions to the capital of the Company, whether or not the Option is exercised. The Company shall incur no indebtedness or other obligations to the Members in return for the Members' contributions to the capital of the Company, other than the claims on the Company's equity represented by the membership interests in the Company owned by the Members.

        5.13 EMPLOYEES.

        (a) Resignation From the Company. Schedule 5.13 lists each person employed by the Company immediately before execution and delivery of this Agreement (the "EFOX EMPLOYEES"). Concurrently with execution and delivery of this Agreement and as a condition to its effectiveness, each eFox Employee is resigning from the Company and becoming an employee of EPS, at the salary listed on Schedule 5.13 corresponding to such person pursuant to an Employment Offer Letter substantially in the form of Exhibit D.

        (b) Restricted Stock. Concurrently with execution and delivery of this Agreement and as a condition to its effectiveness, each person listed on
Schedule 5.13 is purchasing the number of shares of Series A Common Stock of Buyer listed on Schedule 5.13 corresponding to such person, which shares are subject to performance-based restrictions pursuant to a Restricted Stock Purchase Agreement substantially in the form of Exhibit E.

        (c) Assignment to the Company. During the Option Period and as long as this Agreement has not been knowingly or willfully or recklessly breached in a material respect by the Company or the Members (or any such breach has been cured and any material adverse effects of such breach have been ameliorated in all material respects within 15 days of notice of such breach), EPS will assign the Leased Employees (as defined below) to work in the business of the Company under the day-to-day supervision of James F. Holden or his successor as the Chief Executive Officer of the Company. For purposes hereof, "LEASED EMPLOYEES" means the persons listed on Schedule 5.13 and such additional personnel as may be hired by EPS and assigned to the Company at the request of James Holden or his successor. EPS will use reasonable efforts to hire additional Leased Employees and assign them to the Company if and when requested by the Company, consistent with the Business Plan. During the Option Period and as long as the Company and the Members comply with this Agreement EPS will not transfer any Leased Employee to any assignment other than work in the business of the Company, unless the Company gives its written consent to such transfer.

        (d) Compensation. As legal employer, EPS shall pay all salary and benefits payable to the employees assigned to the Company, as well as all taxes and other employee costs arising in connection with employment of such persons. The Company shall pay to EPS, as compensation for provision of such employees to the Company, all costs incurred by EPS to employ such employees, but not including any allocation of general overhead of Buyer that is not increased in connection with employing such employees. Such compensation will be paid by the Company monthly against EPS's invoice and reasonable documentation of such costs.

        (e) Training, Supplies. The Company shall be solely responsible for providing, at its expense, all training, equipment and supplies required by Leased Employees to perform their duties to the Company.

        (f) Responsibility and Indemnity. The Company shall be responsible for, and shall indemnify, defend, and hold harmless EPS and Buyer and their successors and assigns and their directors, officers, employees and agents from and against, any and all claims, costs, liabilities and damages arising as a result of or in connection with (i) any acts or omissions of the Leased Employees in performance of their duties to the Company, (ii) any acts or omissions of the Company or termination of the employment of any Leased Employees in connection with any reduction in force by the Company or any decision by the Company not to continue to utilize any particular Leased Employees.

        (g) Intellectual Property. Inventions, works of authorship, or other intellectual property ("Inventions") conceived, invented, written, or developed by any Leased Employee in the course and scope of his or her employment with Buyer and assignment to the Company will belong to the Company, provided that the Company will obtain no rights to any Inventions of Leased Employees conceived, invented, written or developed in the course and scope of their employment with Buyer not in the course and scope of their assignment to the Company.

        5.14 USE OF SERVICES. During the Option Period, Buyer will use reasonable efforts to facilitate the marketing of the services of eFox through sales personnel associated with Buyer's Performance Learning Division to clients with an identifiable need for such services.

6.      SURVIVAL; INDEMNIFICATION.

        6.1. SURVIVAL.

        The representations and warranties made in this Agreement, which are made only as of the date of this Agreement, shall survive any investigation made by any party hereto until the date that is 90 days after the fiscal year in which the Option is Exercised, except those representations and warranties contained in (i) Sections 3.17 (Taxes) and 3.18 (Brokers), which will survive until the expiration (including extensions) of the applicable statute of limitations; and (ii) Sections 3.2 (Ownership of Membership Interests); 3.4 (Title to Assets) and 3.16 (Liabilities), which will survive indefinitely. As to any matter or claim which is based upon fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the applicable expiration of such warranty or representation; provided however, if a claim or notice is given under this Article 6 with respect to any representation or warranty prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought. Any investigations made by or on behalf of any of the parties prior to the date hereof shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

        6.2. INDEMNIFICATION BY THE MEMBERS.

        Subject to the limits set forth in this Article 6, the Members and, if the Option has not been exercised, the Company, and their successors and assigns shall jointly and severally indemnify, defend, reimburse and hold harmless Buyer and its Affiliates and their successors and assigns, and the officers, directors, employees and agents of any of them, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("Losses") reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

        (a) the ownership and operation of the Company before the date of this Agreement;

        (b) any untruth or inaccuracy of any representation, warranty or certification made by the Company or the Members in or pursuant to this Agreement; and

        (c) the breach of any covenant, agreement or obligation of the Company or the Members contained in this Agreement.

        6.3. INDEMNIFICATION BY BUYER.

        Subject to the limits set forth in this Article 6, Buyer and its successors and assigns shall indemnify, defend, reimburse and hold harmless the Members and their successors and assigns from and against any and all Losses reasonably incurred by any such Members arising out of or in connection with any of the following:

        (a) the ownership and operation of the Company after the exercise of the Option (except that, to the extent permitted by law, Buyer and its successors and assigns will not be required to indemnify, defend, reimburse or hold harmless any Member in respect of any Losses arising as a result of acts or omissions of that Member, including without limitation in such Member's capacity as an employee of or consultant to Buyer or its Affiliates after the Exercise);

        (b) any untruth or inaccuracy of any representation, warranty or certification made by Buyer in this Agreement; and

        (c) the breach of any covenant, agreement or obligation of Buyer contained in this Agreement.

        6.4. INDEMNIFICATION PROCEDURE.

        (a) Whenever any claim shall arise for indemnification hereunder (a "CLAIM"), the party entitled to indemnification (the "INDEMNITEE") shall promptly give written notice to the party obligated to provide indemnity (the "INDEMNITOR") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

        (b) Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; provided however, that the Indemnitee may (but shall not be obligated to) participate in any such investigation, trial, defense and any appeal arising in connection with the Claim. If the Indemnitee's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by the Indemnitor, and if the Indemnitee reasonably believes that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued, the Indemnitor shall bear the expense of the Indemnitee's separate participation, including all fees, costs and expenses of one separate counsel for the Indemnitee (or multiple Indemnitees). If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages only without the Indemnitee's consent, if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

        (c) If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of Section 6.4(b), if the Indemnitor fails diligently to prosecute such defense, or if the Indemnitor has, in the Indemnitee's good faith judgment, a conflict of interest, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate, including, without limitation, settling the subject of the Claim with the consent of the Indemnitor. If the Indemnitee defends the subject of a Claim in accordance with this Section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

        (d) The obligation of the Indemnitor to indemnify the Indemnitee against Losses arising under this Agreement shall be in addition to any other obligations the Indemnitor might otherwise have and any other rights the Indemnitee might otherwise have.

        (e) At the request of the Indemnitor, the Indemnitee shall seek recovery from its insurance provider(s) with respect to any Loss for which the Indemnitor is or may be required to make an indemnification payment pursuant to this
Section 6.4.

        (f) The amount which the Indemnitor is required to pay to, for or on behalf of the Indemnitee pursuant to this Section 6.4 shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of such Indemnitee in reduction of the related indemnifiable Loss and (ii) to take account of the cash value to Buyer of any Tax benefit realized as a result of the indemnifiable Loss. If the Indemnitee has received or has had paid on its behalf an indemnification payment for an indemnifiable Loss and subsequently receives insurance proceeds for such Loss, or realizes any cash value as a result of any Tax benefit as a result of such Loss, then the Indemnitee shall (i) promptly notify the Indemnitor of the amount and nature of such proceeds and benefits and (ii) pay to the Indemnitor the amount of such insurance proceeds or cash Tax benefit or, if lesser, the amount of the indemnification payment.

        (g) The Indemnitee shall be obligated to use all reasonable efforts to mitigate to the fullest extent practicable the amount of any Loss arising from any claim by a third party for which it is entitled to seek indemnification hereunder, and the Indemnitor shall not be required to make any payment to the Indemnitee in respect of such Loss to the extent the Indemnitee fails to comply with the foregoing obligations.

        (h) The Indemnitor shall be subrogated to all rights of the Indemnitee against any third party in respect of any matter giving rise to a claim for indemnification hereunder.

        (i) Notwithstanding any other provision of this Agreement, this Section
6.4 shall not apply to any claims under Section 5.9, which shall be governed solely and exclusively by the provisions thereof.

        (j) The indemnification provisions in this Article 6 encompass Claims solely between the parties hereto, not involving any third party, as well as Claims involving third parties.

        (k) Following the Exercise, the indemnities provided for in this Article 6 shall be the sole and exclusive remedies of the parties and their successors and assigns with respect to any disputes relating to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby, it being agreed and understood that the parties expressly waive any and all other remedies, including any and all such remedies as may be provided by statute, rule or regulation (other than intentional fraud).

        6.5. PAYMENT. All payments owing under this Article 6 will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 6.4(c) or proceeds with separate counsel in accordance with Section 6.4(b), the expenses (including reasonable attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay promptly any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.


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
        6.6. LIMITATIONS.

        (a) Notwithstanding any provision of this Agreement to the contrary, no party shall have any obligation to indemnify any person entitled to indemnity under this Article 6 or to pay damages in respect of contract or other claims arising under this Agreement or any other Transaction Document unless the persons so entitled to indemnity or recovery thereunder have suffered Losses in an aggregate amount attributable to all Claims and obligors in excess of Fifty Thousand Dollars ($50,000) (the "THRESHOLD"), except claims arising from any breach of the representations and warranties contained in Section 3.17 (Taxes) or covenants in Section 5.9 (Tax Matters) shall not be subject to the Threshold. Once the aggregate amount of Losses exceeds the Threshold, persons entitled to recovery shall be entitled to recover the full amount of all Losses in excess of the Threshold. No person shall be entitled to indemnification under this Article 6 for Losses directly or indirectly caused by a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement or any duty to the potential Indemnitor.

       (b) (i) The maximum aggregate liability of the Members (and, if the Option is not exercised, the Company) on the one hand, to Buyer, and Buyer, on the other hand to the Members (and, if the Option is not exercised, the Company), for all claims arising under or otherwise related to this Agreement shall be $500,000.

7.      MISCELLANEOUS.

        7.1. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 7.1:

               If to Buyer:           EPS Solutions Corporation
                                      695 Town Center Drive, Suite 400
                                      Costa Mesa, California 92626
                                      Telephone No.: (714) 429-5500
                                      Facsimile No.: (714) 429-5559
                                      Attn: General Counsel

               With a copy to:        Gibson, Dunn & Crutcher LLP
                                      4 Park Plaza, Jamboree Center
                                      Irvine, California  92614
                                      Telephone No.: (949) 451-3874
                                      Facsimile No.: (949) 451-4220
                                      Attn.:  Thomas D. Magill, Esq.

               If to the Company


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

               or any Member:         James F. Holden
                                      211 Otis Road
                                      Barrington Hills, Illinois 60010
                                      Telephone No.: (847) 382-1782
                                      Facsimile No.: (847) 382-1783

               With a copy to:        Skadden, Arps, Slate, Meagher & Flom
                                        (Illinois)
                                      333 West Wacker Drive
                                      Chicago, Illinois 60606
                                      Telephone No.: (312) 407-0700
                                      Facsimile No.: (312) 407-0411
                                      Attn.:  Peter C. Krupp, Esq.

        7.2. ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that Buyer may assign its rights hereunder to (a) any successor to all or substantially all of the business or assets of Buyer, but only if the transferee assumes Buyer's liabilities hereunder, or (b) to any Affiliate of Buyer. This Agreement shall inure to the benefit of and be binding upon Buyer and the Company and their respective permitted successors and assigns and upon each Member and his or her executors, administrators, heirs, legal representatives and permitted successors and assigns. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

        7.3. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts-of-law principles.

        7.4. COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

        7.5. COMPLETE AGREEMENT. This Agreement and the exhibits and schedules hereto, contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

        7.6. MODIFICATIONS, AMENDMENTS AND WAIVERS. Any party may, (a) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement; and (b) waive compliance by any other party with any of the covenants or agreements contained in this Agreement. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any of the rights or remedies, at law or equity, of the party entitled to the benefit of such provisions unless made in writing and executed by the


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
party entitled to the benefit of such provision. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each party hereto.

        7.7. HEADINGS; REFERENCES. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to Articles, Sections, Schedules and Exhibits refer to the referenced Articles, Sections, Schedules or Exhibits hereof unless otherwise specified.

        7.8. SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

        7.9. INVESTIGATION. All representations and warranties contained herein which are made to the knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof. Representations and warranties made to the knowledge of the Company shall be deemed made to the knowledge of the Members only and no other person.

        7.10. EXPENSES OF TRANSACTIONS. All fees costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne by Buyer, and all fees, costs and expenses incurred by the Company or the Members in connection with the transactions contemplated by this Agreement shall be borne by the Members jointly and severally.

        7.11. ARBITRATION.

        (a) (i) Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules as then in effect (the "RULES"), except to the extent such Rules vary from the following provisions. Notwithstanding the previous sentence, the parties hereto may seek provisional remedies in courts of appropriate jurisdiction, and such request shall not be deemed a waiver of the right to compel arbitration of a dispute hereunder, provided however, that the parties shall seek any permanent injunctive relief, and any such proceeding shall be resolved, pursuant to this Section.

               (ii) If any controversy or claim arising out of or relating to this Agreement also arises out of or relates to the employment of any Member by Buyer or any Affiliate of Buyer, the provisions of this Agreement governing dispute resolution shall govern resolution of such controversy or claim. The provisions of this Agreement governing dispute resolution supersede any provisions relating to such matters in any employment agreement between any Member and Buyer or any Affiliate of Buyer.

               (iii) The arbitration shall be heard and determined by three (3) arbitrators as provided herein (such arbitrators are hereinafter referred to as the "ARBITRATORS"). The judgment of the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

The arbitration proceedings shall be held in Orange County, California unless the parties to the arbitration agree to another location.

        (b) If a party hereto determines to submit a dispute for arbitration pursuant to this Section 7.11, such party shall furnish the other party with whom it has the dispute with a notice of arbitration as provided in the Rules (an "ARBITRATION NOTICE") which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Arbitration Notice shall be concurrently provided to the AAA, along with a copy of this Agreement. If a party has a counterclaim against the other party, such party shall furnish the party with whom it has the dispute a notice of such claim as provided in the Rules (a "NOTICE OF COUNTERCLAIM") within ten (10) days of receipt of the Arbitration Notice, which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Notice of Counterclaim shall be concurrently provided to the AAA. Within fifteen (15) days after receipt of the Arbitration Notice or the Notice of Counterclaim as applicable, each party shall select one person to act as Arbitrator and the two (2) selected shall select a third Arbitrator within ten (10) days of their appointment. If the Arbitrators selected by the parties are unable or fail to agree upon the third Arbitrator within such time, the third Arbitrator shall be selected by the AAA. Each Arbitrator shall be a practicing attorney or a retired or former judge with at least fifteen (15) years experience with and knowledge of securities laws, complex business transactions, and mergers and acquisitions.

        (c) Once the Arbitrators are assigned to hear the matter, the Arbitrators shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues.

        (d) At the pre-hearing conference, the Arbitrators shall have the discretion to order, to the extent the Arbitrators deem relevant and appropriate, that each party may (i) serve a maximum of one set of no more than twenty (20) requests for production of documents and one set of ten (10) interrogatories (without subparts) upon the other parties; and (ii) depose a maximum of five (5) witnesses. All objections to discovery are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The responses to the document demand, the documents to be produced thereunder, and the responses to the interrogatories shall be delivered to the propounding party thirty (30) days after receipt by the responding party of such document demand or interrogatory. Each deposition shall be taken on reasonable notice to the deponent, and must be concluded within eight (8) hours and all depositions must be taken within forty-five (45) days following the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrators.

        (e) The parties must file briefs with the Arbitrators at least three (3) days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Federal Rules of Evidence. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the Arbitrators of the arrangement in advance of the hearing, and must pay for the cost incurred.

        (f) Any arbitration can be consolidated with one or more arbitrations involving other parties, which arise under agreement(s) between the Buyer and such other parties, if more than one such arbitration is commenced and any party thereto contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding, the Arbitrators selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before those Arbitrators.

        (g) The Arbitrators' award shall be in writing, signed by the Arbitrators and shall contain a concise statement regarding the reasons for the disposition of any claim.

        (h) To the extent permissible under applicable law, the award of the Arbitrators shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

        7.12. SUBMISSION TO JURISDICTION. All actions or proceedings arising in connection with this Agreement for preliminary or injunctive relief or matters not subject to arbitration, if any, shall be tried and litigated exclusively in the state or federal courts located in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 7.1. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

        7.13. ATTORNEYS' FEES. If Buyer or any of its Affiliates, successors or assigns brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the Company or any of its Affiliates, successors or assigns or any Member, or if the Company or any of its Affiliates, successors or assigns or any Member brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against Buyer or any of its Affiliates, successors or assigns, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "ACTION"), in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs (at the prevailing party's attorneys' then-prevailing rates) incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

        For the purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

        For purposes of this paragraph, "PREVAILING PARTY" includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the prevailing party shall be determined with respect to each claim separately. The prevailing party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no prevailing party.

        7.14. ENFORCEMENT OF THE AGREEMENT. The Company, the Members and Buyer acknowledge that irreparable damage would occur if any of the obligations of the Company and the Members under this Agreement were not performed in accordance with their specific terms or were otherwise breached. Buyer will be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company or the Members and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which Buyer is entitled at law or in equity.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

EPS SOLUTIONS CORPORATION               eFOX, LLC

By:   /s/ MARK C. COLEMAN               By:     /s/ JAMES F. HOLDEN
      -----------------------------             --------------------------------
Name: Mark C. Coleman                   Name:   James F. Holden
      -----------------------------             --------------------------------
Title: SVP                              Title:  President
      -----------------------------             --------------------------------

ENTERPRISE PROFIT SOLUTIONS             MEMBERS
  CORPORATION                           /s/ JAMES F. HOLDEN
                                        ----------------------------------------
By:   /s/ MARK C. COLEMAN               James F. Holden
      -----------------------------
Name: Mark C. Coleman                   /s/ CHRISTINE E. HOLDEN
      -----------------------------     ----------------------------------------
Title: SVP                              Christine E. Holden
      -----------------------------


                                        MEMBERS' REPRESENTATIVE

                                        ----------------------------------------
                                        James F. Holden